UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 2, 2016

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)
(720) 457-6060
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2016, American Midstream GP, LLC (the “General Partner”) entered into a Third Amended and Restated Limited Liability Company Agreement (the “Amended GP Agreement”). The Amended GP Agreement amended and restated the Second Amended and Restated Limited Liability Company Agreement of the General Partner in order to (i) create and issue a new class of membership interest in the General Partner, the Class C membership interest (the “Class C Membership Interest”), and (ii) admit LB3 Services, a Texas general partnership (“LB3 Services”), as a member of the General Partner and the holder of the Class C Membership Interest, which consists of 100 Class C units of the General Partner. Lynn L. Bourdon III, the Chairman of the Board of Directors, President and Chief Executive Officer of the General Partner, is a partner in LB3 Services.
The Class C Membership Interest owned by LB3 Services has no voting rights other than those voting rights required by applicable law and is subject to certain restrictions on transfers of membership interests in the General Partner. Once the General Partner makes aggregate distributions and payments to the members (other than to the holder of the Class C Membership Interest) in excess of the Class C Payout Threshold (as defined in the Amended GP Agreement), the holder of the Class C Membership Interest will be entitled to a Sharing Percentage (as defined in the Amended GP Agreement) of 8.5% and the Sharing Percentages of the Class A Members and Class B Members (each as defined in the Amended GP Agreement) will be reduced pro rata to 86.925% and 4.575%, respectively.
The Class C Membership Interest vests over a four-year period commencing on the first anniversary of the date of issuance, subject to acceleration in certain circumstances. LB3 Services and the General Partner each have the right to sell or purchase the vested portion of the Class C Membership Interest for a period of six months following the occurrence of certain events.
The description of the Amended GP Agreement and the Class C Membership Interest contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Amended GP Agreement and the Class C Membership Interest Award Agreement, which are filed as Exhibits 3.1 and 10.1 hereto, respectively, and are incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The description of the Amended GP Agreement and the Class C Membership Interest set forth in Item 5.02 is incorporated by reference herein.
Item 8.01 Other Information.
On April 25, 2016, American Midstream Partners, LP (the “Partnership”) entered into the Fifth Amended and Restated Agreement of Limited Partnership to provide for the creation and issuance of the Series C Convertible Preferred Units. As a result, the Partnership is filing Exhibit 99.1 hereto in order to replace in its entirety the sections entitled “Our Cash Distribution Policy” and “The Partnership Agreement” that appear in the Partnership’s Registration Statements on Form S-3 (i) No. 333-201436 as filed with the Securities and Exchange Commission on January 9, 2015, (ii) No. 333-201434 as filed with the Securities and Exchange Commission on January 9, 2015, and (iii) No. 333-198888 as filed with the Securities and Exchange Commission on September 23, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit Number	Description

3.1	Third Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated May 2, 2016
10.1	Class C Membership Interest Award Agreement, dated May 2, 2016
99.1	Cash Distribution Policy and The Partnership Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
Its: General Partner
Date:	May 6, 2016
		By:	/s/ Daniel C. Campbell
		Name:	Daniel C. Campbell
		Title:	Senior Vice President and Chief Financial Officer

EXHIBITS INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC, dated May 2, 2016
10.1	Class C Membership Interest Award Agreement, dated May 2, 2016
99.1	Cash Distribution Policy and The Partnership Agreement